Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-200074) of JP Energy Partners LP of our report dated March 11, 2015 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
March 11, 2015